SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant     [X]

Filed by a Party Other than the Registrant       [_]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Pursuant to §240.14a-12

ENCORE CAPITAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

    Payment of Filing Fee (check the appropriate box):

    [X]        No fee required.

    [_]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each series of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

$

(5) Total fee paid:

$

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2004

To Our Stockholders:

The 2004 annual meeting of Stockholders of Encore Capital Group, Inc. (the “Company”) will be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on May 5, 2004, beginning at 1:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect 9 directors, each for a term of one year;

2.	To amend the 1999 Equity Participation Plan to increase the number of shares subject to that plan from 2,600,000 to 3,300,000;

3.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal 2004; and

4.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on March 12, 2004, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

A copy of our 2003 Annual Report on Form 10-K, which includes audited consolidated financial statements, is enclosed.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors /s/ Carl C. Gregory, III —————————————— Carl C. Gregory, III Chief Executive Officer

March 30, 2004
San Diego, California

ENCORE CAPITAL GROUP, INC.
5775 ROSCOE COURT
SAN DIEGO, CALIFORNIA 92123
(877) 445-4581

PROXY STATEMENT

        This Proxy Statement relates to the 2004 Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, California, 92122, on May 5, 2004, beginning at 1:00 p.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 1, 2004.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors, the amendment of the Company’s 1999 Equity Participation Plan and the ratification of independent auditors. In addition, the Company’s management will report on the progress of the Company and respond to questions from stockholders.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, March 12, 2004, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

        At the close of business on March 12, 2004, there were 22,039,278 outstanding shares of the Company’s common stock, which are entitled to cast 22,039,278 votes.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at the discretion of the Company. No admission tickets are required this year.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote by proxy before the meeting?

        Before the meeting, you may vote your shares in one of the following three ways:

  By Internet at www.voteproxy.com.
  By Telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437).
  By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by Telephone.

Please use only one of the three ways to vote.

        Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your ability to vote those shares by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

May I vote my shares in person at the meeting?

    Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

        You may revoke your proxy at any time before it is exercised by:

  filing with the Secretary of the Company a notice of revocation; or
  sending in another duly executed proxy bearing a later date; or
  attending the meeting and casting your vote in person.

What are the Board’s recommendations?

        Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of such item in this proxy statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors, FOR the amendment of the 1999 Equity Participation Plan and FOR the ratification of independent auditors.

        With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Election of Directors. The nine nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Other Items. For each other item the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against a proposal.

        Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, such as the amendment of the 1999 Equity Participation Plan. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

        Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, proxies may be solicited in person, by telephone or by facsimile by officers, directors and regular employees of the Company, none of whom will receive additional compensation for those services.

Election of Directors
(Proposal No. 1)

General

        A board consisting of nine (9) directors is to be elected at the annual meeting. All of the nine (9) nominees named below are presently directors of the Company. In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Vote Required

        If a quorum is present and voting, the nine (9) nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Nominees

        The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title
Raymond Fleming	48	Director
Carl C. Gregory, III	59	Director, President and Chief Executive Officer
Neville J. Katz	43	Director
Eric D. Kogan	40	Chairman of the Board of Directors
Alexander Lemond	29	Director
Richard A. Mandell	61	Director
Peter W. May	61	Director
Nelson Peltz	61	Director
Robert M. Whyte	59	Director

        RAYMOND FLEMING. Mr. Fleming has served as a director of the Company since June 2001. Since August 1999, Mr. Fleming has been the Treasurer of Consolidated Press Holdings Limited, an affiliate of the Company’s largest stockholder. From May 1997 to August 1999, Mr. Fleming was a banker with BT Australia Ltd., an investment banking firm. Prior to that, Mr. Fleming had worked within the Australian banking industry since 1982. Mr. Fleming holds a Bachelor of Economics degree from the University of Sydney and is a Fellow of the Australian Institute of Chartered Accountants.

        CARL C. GREGORY, III. Mr. Gregory has served as a director and as President and Chief Executive Officer of the Company since May 2000. Prior to joining the Company, Mr. Gregory was Chairman, President and Chief Executive Officer of West Capital Financial Services Corp. for the period beginning January 1998. Prior to joining West Capital, Mr. Gregory was Managing Partner of American Western Partners, a private investment firm, from January 1996 through January 1998. From 1993 through 1995, Mr. Gregory was Chairman, President and Director of MIP Properties, Inc., a public real estate investment trust. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

        NEVILLE J. KATZ. Mr. Katz has served as a director of the Company since January 2003. Since July 2000, Mr. Katz has been the Chief Financial Officer of Audant Investments Pty Limited, a private investment holding company owned by Robert M. Whyte. From August 1994 to July 2000, Mr. Katz was employed by James Hardie Industries Limited, a building products manufacturer, in various financial and commercial roles, most recently as General Manager Corporate Development. Mr. Katz holds a Bachelor of Commerce degree from the University of Capetown and a Bachelor of Accounting Science, Honours, from the University of South Africa. He is a member of the Australian Institute of Chartered Accountants.

        ERIC D. KOGAN. Mr. Kogan has served as Chairman of the Board of Directors of the Company since February 1998. Since April 2002, Mr. Kogan has been a Partner of Clarion Capital Partners, a private equity firm based in New York. From April 1993 to April 2002, Mr. Kogan was an officer of Triarc Companies, Inc., a holding company and, through its subsidiaries, the franchisor of the Arby’s restaurant system (“Triarc”), and certain of its subsidiaries, most recently serving as Triarc’s Executive Vice President of Corporate Development. Prior thereto, Mr. Kogan was Vice President Corporate Development of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for Mr. Peltz and Mr. May, from September 1991 to April 1993. Mr. Kogan received his undergraduate degree from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago.

        ALEXANDER LEMOND. Mr. Lemond has served as a director of the Company since October 2002. He has been Vice President, Corporate Development of Triarc since November 2000. Mr. Lemond was an Associate, Corporate Development of Triarc from December 1997 to November 2000. Prior to that, he was an analyst in the mergers and acquisitions group at Salomon Smith Barney from July 1996 to December 1997. Mr. Lemond holds a BSE degree from the Wharton School of the University of Pennsylvania.

        RICHARD A. MANDELL. Mr. Mandell has served as a director of the Company since June 2001. He currently is a private investor and financial consultant. Mr. Mandell was a Vice President — Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. He also serves as a director of Sbarro, Inc. and The Smith & Wollensky Restaurant Group, Inc. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

        PETER W. MAY. Mr. May has served as a director of the Company since February 1998. Mr. May has served since April 1993 as a director and as President and Chief Operating Officer of Triarc. Since April 1993, he has also been a director or manager and officer of certain of Triarc’s subsidiaries. Mr. May is also a general partner of DWG Acquisition Group, L.P. (“DWG Acquisition”), whose principal business is ownership of securities of Triarc. From its formation in January 1989 to April 1993, he was President and Chief Operating Officer of Trian Group. Mr. May was President and Chief Operating Officer of Triangle Industries, Inc., a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products, from 1983 until December 1988. Mr. May holds BA and MBA degrees from the University of Chicago.

        NELSON PELTZ. Mr. Peltz has served as a director of the Company since January 2003 and previously served as a director of the Company from February 1998 until October 2001. Mr. Peltz has been a director and the Chairman and Chief Executive Officer of Triarc since April 1993. Since then, he has also been a director or manager and officer of certain of Triarc’s subsidiaries. He is also a general partner of DWG Acquisition. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. Mr. Peltz attended the Wharton School of the University of Pennsylvania.

        ROBERT M. WHYTE. Mr. Whyte has served as a director of the Company since February 1998. Mr. Whyte is an investment banker and has served since 1986 with Audant Investment Pty Limited as Executive Chairman. Since 1997, Mr. Whyte has been a director of Publishing and Broadcasting Limited (an Australian media company in which Consolidated Press Holdings Limited holds a substantial interest), and also serves on the Board of Directors of various other companies. From 1992 to 1997, Mr. Whyte held non-executive directorships of Advance Bank Australia Limited and The Ten Group Limited. Mr. Whyte holds a Bachelor of Economics degree from the University of Sydney.

How are directors compensated?

        During 2003, Mr. Kogan and Mr. Mandell each received a $15,000 annual retainer fee and a $1,000 per meeting fee for attendance at Board or committee meetings. Effective January 2004, Messrs. Kogan and Mandell each receive a $25,000 annual retainer fee and a $1,000 per meeting fee for attendance at Board or committee meetings. In addition, Mr. Kogan has been granted stock options to purchase an aggregate of 25,000 shares of the Company’s common stock and Mr. Mandell has been granted stock options to purchase an aggregate of 30,000 shares of the Company’s common stock. Directors who represent or are affiliated with significant stockholders receive no annual retainer fee and no per meeting fee. All directors are, however, reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings. The Company has also entered into indemnification agreements with each of its directors under which it has agreed to indemnify them to the fullest extent authorized by law against certain expenses and losses arising out of certain claims related to the fact that such person is or was a director of the Company or served the Company in certain other capacities.

How often did the Board meet during fiscal 2003?

        The Board of Directors met in person or acted by written consent 11 times during 2003. Each incumbent director who is a nominee for reelection attended at least 75% of the meetings of the Board of Directors and its committees that he was eligible to attend in 2003.

What committees has the Board established?

        The Board of Directors has standing Audit, Nominating and Compensation Committees. The current members of these Committees are as follows:

Name	Audit Committee	Nominating Committee	Compensation Committee

Neville J. Katz	X
Eric D. Kogan	X	X
Alexander Lemond			X
Peter W. May		X	X
Richard A. Mandell	X
Nelson Peltz			X
Robert M. Whyte			X

        The Company’s Board of Directors has adopted written charters for each of its standing committees, and each of those written charters is available on the Company’s website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then see “Committee Charters.” Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document. A copy of the Audit Committee charter is also attached to this proxy statement as Appendix II.

        Audit Committee. The Audit Committee is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In performing its duties, the Audit Committee appoints the Company’s independent auditors, approves audit and non-audit fees, reviews and evaluates the Company’s financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior and considers other appropriate matters regarding the financial affairs of the Company. The Audit Committee met in person or acted by written consent 6 times during 2003.

        Compensation Committee. The Compensation Committee acts on matters relating to the compensation of directors, senior management, and key employees, including the granting of stock options. The Compensation Committee met in person or acted by written consent 4 times during 2003.

        Nominating Committee. The functions of the Nominating Committee are to recommend to the Board of Directors prior to each annual meeting of stockholders, a slate of nominees for election as directors at such meeting; and to recommend to the Board nominees to fill vacancies in membership of the Board as they occur among the directors. The Nominating Committee met in person or acted by written consent once during 2003.

        Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals. Although the Company has never engaged third parties to assist in the identification and/or evaluation of potential nominees, it may do so in the future, in which case the third party would receive a fee for its services.

        The factors that the Nominating Committee will consider in evaluating prospective director nominees include the following:

  the appropriate size of the Board;
  a candidate's knowledge, skills and experience, including experience in business, finance, accounting or administration, in light of prevailing business conditions, the needs of the Company and the knowledge, skills and experience already possessed by other members of the Board;
  whether a candidate is "independent," as defined by applicable NASD rules and whether circumstances exist that may create the appearance of a conflict of interest;
  a candidate's familiarity with accounting rules and practices applicable to the Company's business;
  a candidate's character, integrity and reputation for working constructively with others;
  whether a candidate has sufficient time available to devote to the duties of a director of the Company;
  the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and
  recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

        The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of the Company’s Bylaws. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Stockholder Proposals.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. The Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Annual Meeting.

Corporate Governance

        Director Independence. The Board of Directors has determined that Messrs. Fleming, Katz, Kogan, Lemond, Mandell, May, Peltz and Whyte are “independent” within the meaning of the rules of The Nasdaq Stock Market, based on its application of the standards set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq Rules 4200 and 4350. The Board has also determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent within the meaning of those rules and standards.

        Audit Committee Financial Expert.  The Board of Directors has determined that at least one member of the Audit Committee, Mr. Mandell, is an Audit Committee Financial Expert as defined in Securities and Exchange Commission (“SEC”) regulations and has been determined by the Board to be independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

        Code of Ethics. Our Board of Directors has adopted a Code of Ethics applicable to all employees, officers and directors. A copy of the Code of Ethics is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Code of Ethics.” We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our Directors and executive officers on that website. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

        Communications with Directors. The Company has not adopted a formal process for stockholder communications with the Board; however, stockholders can contact the Board or an individual Director by writing to: Board of Directors, Encore Capital Group, Inc., 5775 Roscoe Court, San Diego, CA 92123, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

        Executive Sessions of Non-Employee Directors. Non-employee Board members meet without management present at least twice a year following regularly scheduled Board Meetings. The Chairman, Mr. Kogan, presides over meetings of the non-employee directors.

        Policy Regarding Directors Attendance at Annual Meetings.  The Company does not have a policy that requires the attendance of all directors at the Annual Meetings. All of the Board Members attended the 2003 Annual Meeting in person or by conference telephone.

EXECUTIVE OFFICERS AND COMPENSATION

        Our management consists of the following personnel, in addition to Carl C. Gregory, III, our President and Chief Executive Officer, who is named above as a director.

Name	Age	Position
Barry R. Barkley	60	Executive Vice President and
		Chief Financial Officer
J. Brandon Black	36	Executive Vice President and
		Chief Operating Officer
George R. Brooker	40	Vice President and
		Controller
Alison James	38	Senior Vice President of Human
		Resources
Robin R. Pruitt	46	Senior Vice President, General
		Counsel and Secretary
John R. Treiman	42	Senior Vice President and
		Chief Information Officer

        BARRY R. BARKLEY. Mr. Barkley joined the Company in May 2000 and serves as Executive Vice President and Chief Financial Officer. From March 1998 until joining the Company, Mr. Barkley was the Chief Financial Officer of West Capital Financial Services Corp. In October 1995, Mr. Barkley joined Great Western Financial Corporation as the Corporate Controller reporting to the Vice Chairman. From August 1990 to September 1995, Mr. Barkley was with Banc One Corporation, first as Chief Financial Officer and member of the Board of Directors of Bank One, Texas, N.A. and from January 1994, serving as Executive Director, Corporate ReEngineering. Mr. Barkley received a bachelor’s degree from Purdue University in 1966 and received an MBA from Indiana University in 1970.

         J. BRANDON BLACK. Mr. Black joined the Company in May 2000 and serves as Executive Vice President and Chief Operating Officer. From March 1998 until joining the Company, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black received a bachelor’s degree from the College of William and Mary in 1989 and an MBA from the University of Richmond in 1996.

        GEORGE R. BROOKER. Mr. Brooker joined the Company in June 2002 and serves as Vice President and Controller. From December 1999 until joining the Company, Mr. Brooker was a consultant with Visionary Solutions, LLP a management consulting firm specializing in early stage companies. From January 1997 to November 1999, he served as Vice President of Finance for Ziro Holdings Corporation a manufacturer and distributor of home furnishings. From August 1995 to November 1996, Mr. Brooker was a financial management associate at Textron, Inc. a Fortune 500 multi-industry company. Additionally, Mr. Brooker spent several years as a CPA with Coopers & Lybrand. Mr. Brooker received a bachelor’s degree from San Diego State in 1987 and an MBA from Duke University in 1995.

        ALISON JAMES. Ms. James joined the Company in April 2003 and serves as Senior Vice President, Human Resources. From January 2002 to March 2003, Ms. James was Director of Human Resources for the sales, marketing and customer service and support organizations within Gateway, Inc. Prior to this position, from June 1999 to December 2001, she managed various HR and Organizational Development functions for the international and domestic operations of Gateway. From September 1988 to May 1999, Ms. James was employed by Mars, Inc., where she held a number of different management positions over a period of 11 years covering human resources, supply chain, manufacturing and sales. Ms James received a bachelor’s degree in Management Studies and French from the University of Bradford in 1988.

        ROBIN R. PRUITT. Ms. Pruitt joined the Company in September 2001 and serves as Senior Vice President, General Counsel and Secretary. From June 2000 until joining the Company, Ms. Pruitt was Vice President and General Counsel of Mitchell International, Inc., a developer of claims estimating systems for insurance industries. Ms. Pruitt served as a Vice President of the Company during May and June 2000, and prior to that was Vice President and General Counsel of West Capital Financial Services Corp. from November 1998 to May 2000. From May 1995 to January 1998, Ms. Pruitt served as General Counsel of ComStream Corporation, a designer and manufacturer of satellite communications equipment. Ms. Pruitt received a bachelor’s degree in Finance and Economics from the University of South Carolina in 1978 and a JD degree from Boston University School of Law in 1983.

        JOHN R. TREIMAN. Mr. Treiman joined the Company in May 2000 and serves as Senior Vice President and Chief Information Officer. From August 1998 until joining the Company, Mr. Treiman was a Vice President and the Chief Information Officer of West Capital Financial Services Corp. From January 1996 through July 1998, Mr. Treiman served as Vice President and Chief Information Officer for Frederick’s of Hollywood. Additionally, Mr. Treiman served as Vice President and Chief Information Officer for The Welk Group and spent several years consulting with KPMG Peat Marwick. Mr. Treiman received a bachelor’s degree from UCLA in 1983 and received an MBA from the University of Southern California in 1986.

EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth, for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, the compensation awarded to or paid by the Company and its subsidiaries to each person who served as the Company’s Chief Executive Officer during 2003, 2002 and 2001, and its most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”).

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Stock Award(s) ($)	Underlying Options/ SARs	LTIP Payouts ($)	All Other Compensation ($)(1)

Carl C. Gregory, III	2003	$365,144	$521,115			100,000		$ 2,327,795	(2)
Director, President	2002	350,000	525,000			208,333		28,192	(3)
and Chief Executive	2001	350,000	350,000					3,886
Officer

Barry R. Barkley	2003	$260,817	$372,225			100,000		$ 1,540,282	(4)
Executive Vice	2002	250,000	337,500			208,333		30,335	(5)
President and Chief	2001	217,949	225,000					2,569
Financial Officer

J. Brandon Black	2003	$234,736	$372,225			100,000		$ 1,503,253	(6)
Executive Vice	2002	225,000	337,500			208,333		21,218	(7)
President and Chief	2001	204,487	225,000					2,532
Operating Officer

Robin R. Pruitt	2003	$197,981	$110,000			37,500		$ 18,025	(8)
Senior Vice President,	2002	185,000	92,500					10,674	(9)
General Counsel and	2001	53,365	21,583			75,000
Secretary

John R. Treiman	2003	$188,654	$ 95,000			37,500		$ 381,114	(10)
Senior Vice	2002	176,538	87,500					11,320	(11)
President	2001	172,276	51,000					2,513
and Chief Information
Officer

(1)	Includes 401(k) plan matching contributions and term life insurance premiums paid by the Company.

(2)	Includes non-qualified plan matching contributions of $65,625; health insurance premiums of $8,537 paid by the Company; and stock option exercise income of $2,250,000. Stock option exercise income is calculated as the difference between the exercise price and the fair market value of the stock on the date of exercise, and is taxed as ordinary income whether or not the stock is sold upon exercise. In connection with a secondary public offering of the Company's common stock in October 2003, Mr. Gregory exercised options to purchase 225,000 shares, sold 107,756 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 117,244 shares.

(3)	Includes non-qualified plan matching contributions of $25,000 paid by the Company.

(4)	Includes non-qualified plan matching contributions of $37,000 and stock option exercise income of $1,500,000. Stock option exercise income is calculated as the difference between the exercise price and the fair market value of the stock on the date of exercise, and is taxed as ordinary income whether or not the stock is sold upon exercise. In connection with a secondary public offering of the Company's common stock in October 2003, Mr. Barkley exercised options to purchase 150,000 shares, sold 71,838 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 78,162 shares.

(5)	Includes non-qualified plan matching contributions of $27,625 paid by the Company.

(6)	Includes stock option exercise income of $1,500,000. In connection with a secondary public offering of the Company's common stock in October 2003, Mr. Black exercised options to purchase 150,000 shares, sold 71,838 of those shares to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares exercised, and retained ownership of the remaining 78,162 shares.

(7)	Includes non-qualified plan matching contributions of $11,250 and flexible variable universal life insurance premiums of $6,934 paid by the Company.

(8)	Includes non-qualified plan matching contributions of $14,813 paid by the Company.

(9)	Includes non-qualified plan matching contributions of $1,838 and flexible variable universal life insurance premiums of $6,819 paid by the Company.

(10)	Includes non-qualified plan matching contributions of $14,711 paid by the Company and stock option exercise income of $363,200.

(11)	Includes non-qualified plan matching contributions of $8,349 paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning grants of stock options to the Named Executive Officers during the year ended December 31, 2003. The Company does not maintain an option or other stock based plan that provides for the grant of stock appreciation rights (“SARS”).

		Individual Grants
					Potential Realizable Value at
	Number of Securities Underlying	Percent of Total Options/ SARs Granted			Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Options/ SARs Granted	to Employees in Fiscal Year	Exercise Price ($ Per Share)	Expiration Date	5% ($)	10% ($)

Carl C. Gregory, III	100,000	15.1%	$ 11.00	10/29/13	$1,791,784	$2,853,117
Barry R. Barkley	100,000	15.1%	$ 11.00	10/29/13	$1,791,784	$2,853,117
J. Brandon Black	100,000	15.1%	$ 11.00	10/29/13	$1,791,784	$2,853,117
Robin R. Pruitt	37,500	5.7%	$ 1.30	1/28/13	$ 79,409	$ 126,445
John R. Treiman	37,500	5.7%	$ 1.30	1/28/13	$ 79,409	$ 126,445

        (1) These rates of appreciation have been provided for illustrative purposes only. Such rates do not represent expected or forecasted appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTIONS

        The following table sets forth information concerning option exercises and option holdings for 2003 with respect to the Named Executive Officers.

			Number of Securities
	Shares Acquired On	Value	Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/ SARs at Fiscal Year-End(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl C. Gregory, III	225,000	$2,250,000	33,334	349,999	$136,669	$4,370,409
Barry R. Barkley	150,000	$1,500,000	33,334	324,999	$136,669	$4,017,909
J. Brandon Black	150,000	$1,500,000	33,334	324,999	$136,669	$4,017,909
Robin R. Pruitt	–	N/A	25,000	87,500	$352,500	$1,222,500
John R. Treiman	26,200	$ 363,200	30,050	56,250	$423,705	$ 781,875

(1)	In connection with a secondary public offering of the Company's common stock in October 2003, Messrs. Gregory, Barkley and Black exercised options to buy 225,000, 150,000 and 150,000 shares, respectively, and sold 107,756, 71,838, and 71,838, respectively, of the shares acquired on exercise to generate sufficient cash to pay the exercise price and withholding taxes due upon exercise of the total number of shares they acquired on exercise as indicated above.

(2)	Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2003 closing price of the Common Stock of $15.10 per share on The Nasdaq Stock Market, less the per share exercise price. The options may never be exercised and the value, if any, will depend on the actual share price at the time of exercise.

Employment Agreements and Related Matters

        Employment Agreements. In March 2002, the Company entered into employment agreements with two of its executive officers, Messrs. Gregory and Black. These agreements generally provide for one-year terms with automatic renewals, base compensation aggregating approximately $662,000 per year, plus incentive compensation, as defined, and non-competition provisions. The agreements provide for severance payments over periods between one year and one and a half years upon termination without cause, as defined.

        Performance-Based Bonuses. The Company maintains a cash bonus plan for individuals, including executive officers, who are deemed key to the Company’s performance. The amounts of such bonuses will be based on the Company’s financial performance, quantifiable individual performance and management’s evaluation of each eligible individual’s contribution.

        1999 Equity Participation Plan. The Board of Directors has adopted the 1999 Equity Participation Plan as a part of the Company’s ongoing program to provide senior management with incentives linked to corporate performance. The plan is designed to provide senior management and key employees with stock based incentives which are intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company’s stock price.

        Officers, directors, and employees of the Company and its subsidiaries and affiliates, as well as key consultants to the Company and its subsidiaries and affiliates, are eligible to receive grants of stock options under the plan.

        The Compensation Committee of the Board of Directors administers the plan. No member of the Board or the Compensation Committee is liable for any action or determination made in good faith with respect to the plan or any option granted under the plan. The Company pays all of the expenses of administering the plan.

        An aggregate of 2,600,000 shares of the Company’s common stock are available for awards under the plan. The Board has approved increasing the aggregate number of shares available for awards under the plan to 3,300,000, subject to stockholder approval at the annual meeting. Shares subject to an option that terminates or expires without being exercised are again made available for grant under the plan. The exercise price of any options granted under the plan is determined by the Board, but may not be less than 85% of the fair market value of the stock on the date of grant.

        The plan is not subject to the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

        The plan may be amended or terminated by the Board, but the Board must obtain stockholder approval prior to modifying or terminating the plan if such approval is required to comply with any tax or regulatory requirement. In addition, no amendment may be made that will adversely affect in any material way the rights of any participant under any award previously granted under the plan without that participant’s written consent.

        401(k) Plan. The Company maintains a 401(k) Salary Deferral Plan under which eligible employees may voluntarily contribute up to a maximum percentage of compensation, subject to Internal Revenue Code limitations. The Company may match a percentage of employee contributions. During 2003 the Company matched 25% of employee contributions.

        Deferred Compensation Plan. Effective March 1, 2002, the Company adopted a non-qualified deferred compensation plan for its senior management. This plan permits deferral of a portion of compensation until a specified period of time. The use of plan assets is legally restricted to distributions to participants or creditors in the event of bankruptcy. The Company may match a percentage of employee contributions at its discretion. During 2003 the Company matched 25% of employee contributions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

        The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are not employees of the Company. The Compensation Committee determines the compensation of the Company’s executive officers and administers the Company’s stock option plans.

        Overview. Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. The Company’s compensation philosophy is to establish and maintain compensation plans, including base salaries, bonus plans and equity-based compensation plans, that will attract and retain qualified executive officers and key employees necessary for the continued successful operation and growth of the Company and ensure that management is rewarded appropriately for its contributions to Company growth and profitability in alignment with the Company’s objectives and stockholder interests.

        The Company’s executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and stock-based compensation incentives. The Compensation Committee reviews each of these components in developing an incentive compensation packages for the Company’s executive officers. The Compensation Committee strives to develop compensation packages for the Company’s executive officers that encourage superior individual and Company-wide performance, serve to retain those executive officers that perform well, and lead to increased stockholder value. Each component of the Company’s executive compensation package is discussed below.

        Base Salary and Benefits. The Company’s philosophy is to pay base salaries that are commensurate with the executive’s experience and expertise, taking into account competitive market data for executives with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include an assessment of each executive officer’s contribution to the Company; the responsibilities and experience of each executive officer; competitive market data, individual performance, and other relevant information regarding base salary structures; the terms of any applicable employment agreements; the detriment to the Company should the executive leave the Company’s employ; and recommendations of senior management. Ultimately, each executive officer receives a base salary and benefits based on his or her responsibilities, experience, and the Compensation Committee’s assessment of his or her contribution to the Company. The Compensation Committee reviews each executive officer’s base salary and benefits from time to time as it deems appropriate.

        Annual Incentive Bonuses. The second component of the Company’s executive compensation package is an annual incentive bonus. Officer bonuses under the Company’s annual performance-based cash incentive plan are computed using a sliding scale based upon achievement of the Company’s targeted operating measures, quantifiable individual performance and the Compensation Committee’s evaluation of each officer’s contribution. The factors the Compensation Committee may consider in making its evaluation and determination regarding the appropriateness of providing for, and making payments to the executive officers and key employees under, any bonus plan include corporate performance against targeted operating measures; performance and payment criteria specified in any applicable bonus plan; quantifiable individual performance and the Compensation Committee’s evaluation of each officer’s contribution, taking into account the recommendations of the CEO; and the availability of, and level of participation in, the Company’s deferred compensation plans. In addition, where appropriate, the Company may pay discretionary bonuses to certain executives. Bonuses paid to the Named Executive Officers for the year ended December 31, 2003 are shown in the Executive Compensation Summary above, and take into account the fact that the Company exceeded both the revenue and earnings targets for the year.

        Stock-Based Compensation Incentives. The third component of the Company’s executive compensation package is stock-based compensation incentives, traditionally non-qualified stock options. Stock options granted to the executive officers and key employees typically vest over a three year period, though certain options granted to the Company’s CEO, CFO and COO vest five years from the date of grant or, if earlier, upon the occurrence of certain events.

        The Compensation Committee periodically considers grants of options to the Company’s executive officers and key employees to more closely align the interests of the Company’s executive officers and key employees with the long-term interests of the Company and its stockholders. In considering stock option awards, the Compensation Committee considers issues of employee retention, taking into account the recipients’ compensation packages, responsibilities and performance, the Company’s performance, future corporate initiatives, the exercise price of options to be awarded and prior option grants.

        Compensation of Chief Executive Officer. On May 22, 2000, Carl C. Gregory, III was hired as the President and Chief Executive Officer of the Company. Mr. Gregory and the Company have entered into an employment agreement dated as of May 22, 2000. The agreement is described in “Employment Contracts and Related Matters” above. The agreement resulted from arms-length negotiation between the Compensation Committee, represented by Eric Kogan, and Mr. Gregory. The Compensation Committee believes that the compensation provisions contained in the agreement were necessary to secure Mr. Gregory’s continued employment with the Company and are in the best interests of the Company and its stockholders. Mr. Gregory’s current base salary is $385,875 per year. On March 12, 2004, Mr. Gregory was paid a bonus of $521,115 pursuant to the Company’s performance based incentive plan. Mr. Gregory received a stock option grant on October 29, 2003, to purchase 100,000 shares of the Company’s stock at an exercise price of $11.00 per share.

        Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly-held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2003 fiscal year did not exceed the $1 million limit per employee. The Company believes that its compensation policy satisfies Section 162(m). As a result, the Company believes that the compensation paid under this policy is not subject to limits of deductibility, though we cannot assure you that the Internal Revenue Service would reach the same conclusion. Though the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for the Company’s officers, it will not necessarily limit executive compensation to that deductible under Section 162(m).

Peter W. May, Chairman Alexander Lemond Nelson Peltz Robert M. Whyte

Compensation Committee Interlocks and Insider Participation

        None of the Company’s compensation committee members and none of the Company’s executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, and no interlocking relationship existed in fiscal 2003.

STOCK PRICE PERFORMANCE GRAPH

        The following graph compares the total cumulative stockholder return on the Company’s Common Stock for the period July 9, 1999 (the date of the Company’s IPO) through December 31, 2003 with the cumulative total return of (a) the Nasdaq Index and (b) NCO Portfolio Management, Inc., Asta Funding, Inc. and Portfolio Recovery Associates, Inc. (following its initial public offering in September 2002), which we believe are comparable companies.

        The comparison assumes that $100 was invested on July 9, 1999 in the Company’s Common Stock and in each of the comparison indices.

# Comparison of Five—Year Cumulative Total Returns
## Performance Graph for
## Encore Capital Group, Inc.

Produced on 03/03/2004 including data to 12/31/2003

$800
$700
$600
$500
$400
$300
$200
$100
$0
743.7
161.6
71.9
07/09/1999
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003

## Legend

| Symbol | CRSP Total Returns Index for: | 07/1999 | 12/1999 | 12/2000 | 12/2001 | 12/2002 | 12/2003 |
|---|---|---|---|---|---|---|---|
| ——— ■ | Encore Capital Group, Inc. | 100.0 | 41.5 | 3.5 | 2.8 | 11.8 | 161.6 |
| — — ★ | Nasdaq Stock Market (US Companies) | 100.0 | 145.3 | 87.7 | 69.5 | 48.1 | 71.9 |
| - - - ▲ | Self—Determined Peer Group | 100.0 | 383.3 | 308.3 | 552.3 | 444.6 | 743.7 |

Companies in the Self—Determined Peer Group
- ASTA FUNDING INC
- N C O PORTFOLIO MANAGEMENT INC
- PORTFOLIO RECOVERY ASSOCIATES IN

**Notes:**

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 07/09/1999.
E. The data for Encore Capital Group, Inc. from 07/2000 to 12/2001 was provided by the client.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

12531/81204060

©Copyright 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guarantees of Line of Credit

        Until October 14, 2003, the Company had a facility with Bank of America, NA, formerly NationsBank, NA, for a revolving line of credit of up to $5.0 million. Some of the Company’s present and former directors, stockholders and affiliates guaranteed this facility, including Messrs. May, Lemond, Peltz and Kogan, directors of the Company; Frank Chandler, a former officer, director and stockholder of the Company; the Chandler Family Limited Partnership, an affiliate of Frank Chandler; Triarc, a current stockholder of the Company; Consolidated Press Holdings Limited, an affiliate of a stockholder of the Company; and Peter Nigel Stewart Frazer, the father-in-law of Robert M. Whyte and a stockholder of the Company. In connection with such guarantee, an aggregate fee of $75,000 per quarter was paid to the guarantors. At December 31, 2001 and 2002, the Company had available $0.3 million and $11.1 million, respectively, under the line of credit. The line of credit was terminated on October 14, 2003.

Guarantees of Senior Notes

        On January 12, 2000, the Company issued $10 million in principal amount of 12% Series No. 1 Senior Notes to an institutional investor. The Senior Notes were unsecured obligations of the Company but were guaranteed by Triarc, a stockholder of the Company, and by the Company’s subsidiary, Midland Credit Management, Inc. As of March 12, 2004, Triarc beneficially owns approximately 9.1% of the Company’s outstanding common stock. In connection with the issuance of the Senior Notes, the Company issued warrants to the institutional investor and Triarc to acquire up to 428,571 and 100,000 shares, respectively, of the Company’s common stock at an exercise price of $0.01 per share. The warrants contained anti-dilution provisions. In addition, the Company paid a fee to Triarc in the amount of $0.2 million in consideration of Triarc’s guarantee of this indebtedness. The Company engaged an independent valuation firm to determine the allocation of the $10 million principal amount between the Senior Notes and the warrants. The results of the valuation valued the warrants at approximately $3.05 per share. This valuation of $3.05 per share resulted in the warrants being included as a component of stockholders’ equity in the amount of $1.6 million with the same amount recorded as a debt discount to the $10 million note payable. The Senior Notes required semi-annual interest payments on January 15 and July 15. Since February 2002, the Company elected to make the interest payments in cash. On September 30, 2003, Triarc exercised all of its warrants. On October 1, 2003, the Senior Notes were repaid in full, at par, in accordance with their terms, with proceeds of a secondary public offering of the Company’s common stock.

Preferred Stock

        On February 22, 2002, certain existing stockholders and their affiliates (the “Purchasers”) made an additional $5.0 million investment in Encore Capital Group, Inc. Immediately prior to such investment, the Purchasers on a collective basis beneficially owned in excess of 50% of the Company’s common stock. In a related transaction, the Company’s Senior Notes lender forgave $5.3 million of outstanding debt and accrued interest. The terms of the investment were negotiated by a committee of the board of directors composed of an independent director, with the assistance of independent advisors.

        The Purchasers purchased 1,000,000 shares of the Company’s Series A Senior Cumulative Participating Convertible Preferred Stock (the “Series A Preferred Stock”) at a price of $5.00 per share. Each share of Series A Preferred Stock was convertible at the option of the holder at any time into ten shares of common stock at a conversion price of $.50 per share of common stock, subject to customary anti-dilution adjustments. The last reported sale price of the Company’s common stock prior to such investment was $0.35 per share. The Series A Preferred Stock had a cumulative dividend, payable semi-annually. Dividends were payable in cash and/or additional Series A Preferred Stock, at the Company’s option, at the rate of 10.0% per annum. Since issuance, all dividends with respect to the Series A Preferred Stock were paid in cash. The dividend rate would have increased to 15.0% per annum in the event of a qualified public offering, a change of control (each as defined) or the sale of all or substantially all of the assets of the Company. In the event dividends were not declared or paid, the dividends would have accumulated on a compounded basis. The Series A Preferred Stock had a liquidation preference equal to the sum of the stated value of the Series A Preferred Stock ($5.0 million in the aggregate) plus all accrued and unpaid dividends thereon and a participation payment equal to shares of common stock at the conversion price and/or such other consideration that would be payable to holders of the Series A Preferred Stock if their shares had been converted into shares of the Company’s common stock immediately prior to the liquidation event.

        Pursuant to an agreement between the Company and the holders of the Series A Preferred Stock, all of the preferred shares were converted into 10,000,000 shares of the Company’s common stock simultaneously with the closing of the secondary public offering of the Company’s common stock on October 1, 2003. The holders of the Series A Preferred Stock were paid accrued dividends to the conversion date in accordance with the terms of the Series A Preferred Stock, but did not pay or receive any other consideration in connection with the conversion.

Public Offering

        During October 2003 the Company completed an underwritten public offering in which the Company sold 3,000,000 shares of its common stock and certain selling stockholders sold 2,750,000 shares of common stock (including the underwriters’ over-allotment option). Pursuant to registration rights granted to such parties, the Company bore certain customary costs related to the offering on behalf of the selling stockholders. Among the selling stockholders were Messrs. Gregory, Lemond, Kogan and Whyte, directors of the Company; entities affiliated with Messrs. May and Peltz, directors of the Company; Messrs. Barkley and Black, officers of the Company; C. P. International Investments Limited, an affiliate of the employer of Raymond Fleming, a director of the Company; Madison West Associates Corp., an affiliate of Triarc and of Messrs. May and Peltz; certain current and former officers and employees of Triarc; and Peter Nigel Stewart Frazer, the father-in-law of Robert M. Whyte. Total offering expenses paid on behalf of the Company and the selling stockholders were approximately $890,000.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 12, 2004, by: (i) each director of the Company, (ii) the Named Executive Officers, (iii) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and (iv) all executive officers and directors as a group. Calculations of beneficial ownership are based on 22,039,278 shares of the Company’s common stock outstanding on March 12, 2004.

        Unless otherwise indicated, the address of each of the listed stockholders is 5775 Roscoe Ct., San Diego, California 92123. The number of shares includes shares of common stock owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

Name & Address of Beneficial Owner	Number of shares of common stock beneficially owned(1)	Percentage of Common Stock beneficially owned

Consolidated Press International Holdings Limited (2)	4,920,705	22.3%
54-58 Park Street, Sydney
NSW 2000, Australia

Nelson Peltz (3)	4,082,163	18.5%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Peter W. May (4)	2,977,453	13.5%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Triarc Companies, Inc. (5)	2,002,865	9.1%
280 Park Avenue
New York, NY 10017

DWG Acquisition Group, L.P. (6)	2,002,865	9.1%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Madison West Associates Corp. (7)	1,901,590	8.6%
c/o Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

Neale M. Albert (8)	1,540,898	7.0%
c/o Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019

Wasatch Advisors	1,397,386	6.3%
150 Social Hall Avenue
Salt Lake City, UT 84111

Eric D. Kogan (9)	218,411	1.0%

Raymond Fleming	–	*

Richard A. Mandell (10)	20,001	*

Robert M. Whyte (11)	1,100,897	5.0%

Name & Address of Beneficial Owner	Number of shares of common stock beneficially owned(1)	Percentage of Common Stock beneficially owned

Alexander Lemond	76,896	*

Neville J. Katz	44,000	*

Carl C. Gregory, III (12)	225,478	1.0

Barry R. Barkley (13)	142,996	*

J. Brandon Black	95,915	*

Robin R. Pruitt (10)	37,500	*

John R. Treiman (10)	57,500	*

All directors and executive officers of the Company as a group	5,090,147	22.7%
(15 persons) (14)

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of Common Stock actually beneficially owned as of March 12, 2004, and the shares of Common Stock that the person or group had the right to acquire within 60 days of such date. The numbers and percentages shown for Messrs. Gregory, Barkley, Black and Treiman include options that will vest on May 23, 2004. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of March 12, 2004 (or on May 23, 2004 for certain options), upon the exercise of options or warrants or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(2)	According to Amendment No. 8 to Schedule 13D filed on October 22, 2003 by Consolidated Press International Holdings Limited ("CPIHL") and C. P. International Investments Limited ("CPII") to further supplement and amend the Schedule 13D originally filed by CPIHL and CPII on February 22, 2000, as supplemented and amended by Amendment No. 1 dated March 22, 2001, by Amendment No. 2 dated August 28, 2001, by Amendment No. 3 dated February 27, 2002, by Amendment No. 4 dated April 18, 2002, by Amendment No. 5 dated August 26, 2003, by Amendment No. 6 dated August 29, 2003, and by Amendment No. 7 to Schedule 13D filed on September 29, 2003, each of CPII and CPIHL may be deemed the beneficial owners of these shares. The shares reported include 4,920,705 shares directly owned by CPII. CPII has sole voting and dispositive power with respect to these shares.

(3)	According to Amendment No. 5 to Schedule 13D filed on October 23, 2003 by Madison West Associates Corp. ("Madison West"), Triarc Companies, Inc. ("Triarc"), Nelson Peltz, Peter W. May, Neale M. Albert and DWG Acquisition Group, L.P. ("DWG") to further supplement and amend the Schedule 13D originally filed by such reporting persons on March 4, 2002, as supplemented and amended by Amendment No. 1 dated November 1, 2002, by Amendment No. 2 dated September 8, 2003, by Amendment No. 3 dated September 30, 2003 and by Amendment No. 4 to Schedule 13D filed on October 9, 2003 (as so supplemented and amended, the "Madison West 13D"), Mr. Peltz is a co-trustee of the Nelson Peltz Children's Trust (the "NP Trust") and a general partner of the Peltz Family Limited Partnership (the "Peltz LP") and in such capacity shares voting and dispositive power over the 581,310 shares of Common Stock directly owned by the NP Trust and the 1,497,988 shares directly owned by the Peltz LP. As the indirect beneficial owner of approximately 38.5% of the outstanding voting common stock of Triarc, Mr. Peltz shares voting and dispositive power with Triarc, Mr. May and DWG over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (5) below). As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 ("Rule 13d-3"), Mr. Peltz may be deemed the indirect beneficial owner of (i) the 581,310 shares of Common Stock directly owned by the NP Trust, (ii) the 1,497,988 shares of Common Stock directly owned by the Peltz LP; and (iii) the 2,002,865 shares of Common Stock beneficially owned by Triarc, which would, in the aggregate, constitute approximately 18.5% of the Company's outstanding shares of Common Stock. Mr. Peltz disclaims beneficial ownership of such shares.

(4)	According to the Madison West 13D, Mr. May is a co-trustee of each of the JM Trust and the LM Trust, and in such capacity Mr. May shares voting and dispositive power with Mr. Albert over the 479,794 shares of Common Stock directly owned by the Jonathan P. May 1998 Trust (the "JM Trust") and the 479,794 shares of Common Stock directly owned by the Leslie A. May 1998 Trust (the "LM Trust") (see note (8) below). Mr. May also beneficially owns 15,000 shares of Common Stock that he acquired through a brokerage transaction and has sole voting and dispositive power over such shares. As the beneficial owner of approximately 34.9% of the outstanding voting common stock of Triarc, Mr. May shares with Triarc, Mr. Peltz and DWG voting and dispositive power over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (5) below). As a result, pursuant to Rule 13d-3, Mr. May may be deemed the beneficial owner of (i) the 479,794 shares of Common Stock directly owned by the JM Trust, (ii) the 479,794 shares of Common Stock directly owned by the LM Trust, (iii) the 2,002,865 shares of Common Stock beneficially owned by Triarc, and (iv) the 15,000 shares of Common Stock owned directly by Mr. May, which, in the aggregate, constitute approximately 13.5% of the Company's outstanding shares of Common Stock. Mr. May disclaims beneficial ownership of all such shares other than the 15,000 shares of Common Stock that he owns directly.

(5)	According to the Madison West 13D, Triarc may be deemed the beneficial owner of 2,002,865 shares of Common Stock, including (i) 1,901,590 shares of Common Stock directly owned by Madison West; and (ii) 101,275 shares of Common Stock directly owned by Triarc. The aggregate holdings of Triarc constitute approximately 9.1% of the Company's outstanding shares of Common Stock. Triarc shares with Madison West, Mr. Peltz, Mr. May and DWG voting and dispositive power over the 1,901,590 shares of Common Stock beneficially owned by Madison West and shares with Mr. Peltz, Mr. May and DWG voting and dispositive power over the 101,275 shares of Common Stock directly owned by Triarc.

(6)	According to the Madison West 13D, DWG is the direct beneficial owner of approximately 27.2% of the outstanding voting common stock of Triarc, and in such capacity shares with Mr. Peltz and Mr. May voting and dispositive power over the 2,002,865 shares of Common Stock beneficially owned by Triarc (see note (5) above). As a result, pursuant to Rule 13d-3, DWG may be deemed the indirect beneficial owner of 2,002,865 shares of Common Stock, which would constitute approximately 9.1% of the Company's outstanding shares of Common Stock. DWG disclaims beneficial ownership of such shares.

(7)	According to the Madison West 13D, Madison West may be deemed the beneficial owner of 1,901,590 shares of Common Stock, which constitute approximately 8.6% of the Company's outstanding shares of Common Stock. Madison West shares with Triarc, Mr. Peltz, Mr. May and DWG voting and dispositive power over the 1,901,590 shares of Common Stock beneficially owned by Madison West.

(8)	According to the Madison West 13D, Mr. Albert is a co-trustee of each of the NP Trust, the JM Trust and the LM Trust (see note (4) above), and in such capacity Mr. Albert shares with Mr. Peltz voting and dispositive power over the 581,310 shares of Common Stock directly owned by the NP Trust, and shares with Mr. May voting and dispositive power over the 479,794 shares of Common Stock directly owned by the JM Trust and the 479,794 shares of Common Stock directly owned by the LM Trust. As a result, pursuant to Rule 13d-3, Mr. Albert may be deemed the beneficial owner of 1,540,898 shares, which constitute approximately 7.0% of the Company's outstanding shares of Common Stock. Mr. Albert disclaims beneficial ownership of such shares.

(9)	Consists of 210,077 shares held directly and 8,334 shares issuable upon exercise of vested stock options.

(10)	These shares are issuable upon exercise of vested stock options.

(11)	According to Amendment No. 3 to Schedule 13D filed on September 29, 2003 by Robert Michael Whyte to further supplement and amend the Schedule 13D originally filed on March 4, 2002 by Mr. Whyte, as supplemented and amended by Amendment No. 1 dated April 18, 2002 and by Amendment No. 2 dated August 29, 2003 and updated to reflect a sale reported on Form 4 filed by Mr. Whyte on October 21, 2003, Mr. Whyte is the beneficial owner of 1,100,897 shares of Common Stock, or approximately 5.0% of the Company's outstanding shares of Common Stock.

(12)	Consists of 117,044 shares held by Mr. Gregory as trustee of a trust for his benefit, 100 shares held by a daughter who shares Mr. Gregory's household, and 108,334 shares issuable upon vested stock options.

(13)	Consists of 59,662 shares held by Mr. Barkley as trustee of a trust for his benefit and 83,334 shares issuable upon vested stock options.

(14)	Excludes the 2,002,865 shares beneficially owned by Triarc. See note (5) above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

        The following table gives information about our existing equity compensation plan as of December 31, 2003. This table does not include the additional shares that would be reserved for issuance under the 1999 Equity Participation Plan if stockholders approve the proposal to amend that plan, which is described under ‘Proposal No. 2’ below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation
plans approved by	1,746,464	$2.75	218,667
security holders

Equity compensation
plans not approved by	–	–	–
security holders
Total	1,746,464	$2.75	218,667

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it during the year ended December 31, 2003 or written representations by the reporting persons, the Company reports the following inadvertent late filings, each of which was corrected promptly after discovery of the failure to file:

Reporting Person	No. of Late Reports	No. Transactions Not Timely Reported	Known failures to file

Eric D. Kogan	1	1	0

Alexander Lemond	1	1	0

Richard A. Mandell	1	1	0

Robin R. Pruitt	1	1	0

John Treiman	1	1	0

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report into such other filing.

        Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

        In accordance with our written charter, a copy of which is attached as Appendix II to this proxy statement, we assist the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. We are composed of three members, each of whom has been determined by the Board to be independent directors, as independence is defined by the listing standards of The NASDAQ Stock Market. BDO Seidman, LLP, the Company’s independent auditors, have unrestricted access to the Audit Committee. The Audit Committee may invite other board members to attend audit committee meetings based upon their expertise, familiarity with the company and its industry and other factors. It is anticipated that Mr. Lemond, a director and former member of the Audit Committee whom the Board determined does not meet the independence standards applicable to Audit Committee members, will attend Audit Committee meetings consistent with this practice.

        In performing our oversight function, we reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. As noted above, management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence from the Company and have determined that their provision of such non-audit services does not adversely impact their independence. We also discussed with BDO Seidman, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90, and, with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s examination of the Company’s consolidated financial statements.

        Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Richard A. Mandell, Chairman Neville J. Katz Eric D. Kogan

Approval of Amendment to Encore Capital Group, Inc. 1999 Equity Participation Plan to Increase
Shares Available Under the Plan
(Proposal No. 2)

Introduction

        In 1999, as a part of the Company’s ongoing program to provide senior management with incentives linked to corporate performance, the Board approved the 1999 Equity Participation Plan (the “Plan”). The Plan is designed to provide senior management and key employees with stock based incentives which are intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company’s stock price.

        In keeping with the Company’s goals to attract and retain top management, and to provide an incentive to management to enhance stockholder value, the Board believes it is appropriate to amend the Plan, subject to approval of the Company’s stockholders, to increase the number of shares of Common Stock available for grant under the Plan from 2,600,000 to 3,300,000.

Brief Description of the Plan

        The following brief description of the Plan does not purport to be complete, and is subject to and qualified in its entirety to the text of the Plan, which is attached hereto as Appendix I.

Eligibility

        The following persons are eligible to be granted options to purchase Common Stock under the Plan (“Optionee” or “Optionees”): (a) officers, directors, and employees of the Company and its subsidiaries and affiliates; and (b) key consultants to the Company and its subsidiaries and affiliates.

Administration

        The Compensation Committee of the Board of Directors (the “Board”) administers the Plan. No member of the Board or the Compensation Committee is liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan. The Company pays all of the expenses of administering the Plan.

Available Securities

        If Proposal No. 2 is approved, the aggregate number of shares available under the Plan will increase from 2,600,000 to 3,300,000 shares of Common Stock available under the Plan. The Company will not grant any employee options that relate to more than 500,000 shares of stock during any fiscal year of the Company. Stock subject to an option that terminates or expires without being exercised will again be available for grant under the Plan.

Exercise Price of Options

        The exercise price of any options granted under the Plan is determined by the Board, but may not be less than 85% of the fair market value of one share on the date of grant. As of March 12, 2004, the closing price of the Common Stock was $16.00 as reported on The Nasdaq Stock Market.

Termination of Options

        Except as otherwise determined by the Board, an option will automatically terminate without notice at the earliest to occur of the following: (a) 10 years after the date of the grant, (b) any earlier lapse date or event occurrence as stated in the option agreement, (c) termination of employment by, or services to, the Company and its subsidiaries if such termination is for cause or a result of the Optionee’s breach of the employment or consulting agreement with the Company or any of its subsidiaries, as determined by the Board, (d) one year after termination of employment due to death or disability and (e) 90 days after termination of employment for any other reason. Such determination by the Board will be final and conclusive. Except as otherwise determined by the Board, persons who receive options through will or descent may exercise their options no later than one year after the Optionee’s date of death.

Tax Implications

        For federal taxation purposes, there is no recognition of taxable income upon the grant of an option. Upon exercise of an option, the Optionee realizes ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price, and the Company is entitled to take a deduction for the same amount. Upon disposition of shares, the stockholder realizes capital gain income if the amount realized on the sale exceeds the stockholder’s basis in the shares. A capital loss is realized if the basis in the shares exceeds the amount realized. Basis is equal to the exercise price plus any income included as a result of exercising the option. There is no tax impact on the Company upon a stockholder’s disposition of shares.

        When exercising an option, the Optionee must remit to the Company an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of the Plan. The Board may allow the tax withholding requirement to be satisfied by accepting from the Optionee unrestricted shares of the Company having a fair market value equivalent to the amount to be withheld or by withholding shares of stock from the shares issuable on exercise of the option.

        The Plan is not subject to the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

Assignment of Option Rights

        If provided in the option agreement, option rights may be transferred: (a) pursuant to a domestic relations order; (b) to the Optionee’s immediate family (as defined in applicable California securities regulations); (c) to a partnership or limited liability company, the partners or members of which are limited to the Optionee or his or her immediate family, provided that such transfer is exempt from registration under applicable securities laws; or (d) to any other person or entity authorized by the Board, provided that such transfer is exempt from registration under applicable securities laws (collectively, “Permitted Transferees”). Otherwise, option rights may only be assigned or transferred by will or descent, by instrument to a trust in which the option is to be passed to a beneficiary upon death, or by gift to a member of the Optionee’s immediate family (as defined in applicable California securities regulations).

        Optionees must give the Board advance written notice describing the terms and conditions of a proposed transfer and must receive written notice from the Board that the transfer complies with the Plan. Optionees remain liable for any required withholding taxes when the Permitted Transferee exercises the option.

Modification or Termination of the Plan

        The Board must obtain stockholder approval prior to modifying or terminating the Plan if such approval is required to comply with any tax or regulatory requirement. No modification or termination will adversely affect in any material way any option previously granted under the Plan, without the Optionee’s written consent.

Use of Funds

        Funds received from the exercise of options are added to the Company’s general funds and used for working capital purposes.

Registration

        We intend to register the additional shares of stock available for issuance under a Registration Statement on Form S-8 to be filed with the SEC as soon as practicable after approval of the amendment to the Plan.

New Plan Benefits

        Because awards of options under the Plan are made in the sole discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Plan as a result of any increase in the number of shares of Common Stock available for grant under the Plan. Stock options that were granted to certain executive officers under the Plan in the previous fiscal year are reported in the table entitled Option Grants in Last Fiscal Year on page 12.

Required Vote

        Approval of Proposal No. 2 requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the meeting. If Proposal No. 2 is approved, the amendment will become effective as of the date of the vote.

The Board of Directors recommends a vote FOR the approval of the amendment to the Plan to increase the number of shares available under the Plan from 2,600,000 to 3,300,000.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 3)

        The Audit Committee has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, and the Board has directed that management submit the selection of independent auditors for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing the Company’s consolidated financial statements with the fiscal year ended December 31, 2001.

        Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such an appointment would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for 2004.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Pursuant to SEC Rule 14a-8, “Shareholder Proposals,” stockholder proposals for the 2005 annual meeting must be received at the principal executive offices of the Company by November 30, 2004, to be considered for inclusion in the Company’s proxy materials relating to such meeting.

        If you wish to nominate directors or bring other business before the stockholders at the 2005 annual meeting of stockholders:

  You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;
  You must notify the Company in writing between January 7, 2005 and February 6, 2005; and
  Your notice must contain the specific information required in our Bylaws. Our Bylaws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director, as well as the submission of a proposal, at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be. A copy of the applicable Bylaws may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices in San Diego, California.

        A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

INDEPENDENT AUDITORS

        Representatives of BDO Seidman, LLP are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to questions regarding BDO Seidman, LLP’s audit of the Company’s consolidated financial statements and records for the fiscal year ended December 31, 2003.

Audit and Non-Audit Fees

        We incurred the following fees payable to BDO Seidman, LLP for services provided in 2003 and 2002, including those attributable to the audit of our 2003 and 2002 consolidated financial statements:

	2003		2002

	(Amounts in thousands)

Audit Fees	$538	(1)	$304	(2)
Audit-Related Fees	62		228
Tax Fees	60		103
All Other Fees	–		–

(1)	Includes $173,000 relating to the audit of the Company's 2003 consolidated financial statements included in its Annual Report on Form 10-K and $97,000 relating to the reviews of the Company's 2003 quarterly consolidated financial statements included in its Quarterly Reports on Form 10-Q. Also includes $242,000 for services provided in conjunction with the Company's 2003 secondary public offering on Form S-1.

(2)	Includes $216,000 relating to the audit of the Company's 2002 consolidated financial statements included in its Annual Report on Form 10-K and $88,000 relating to the reviews of the Company's 2002 quarterly consolidated financial statements included in its Quarterly Reports on Form 10-Q.

        We incurred the following fees payable to Ernst & Young, LLP for services provided in 2003 and 2002:

	2003	2002

	(Amounts in thousands)

Audit Fees	$50	$7
Audit-Related Fees	22	19
Tax Fees	–	–
All Other Fees	–	5

Audit Fees

        Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees

        Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

        Tax fees include corporate, international and employee benefit services, in addition to expatriate related services.

Approval of Independent Auditor Services and Fees

        As noted in the Audit Committee Report (see page 24), the Audit Committee has considered whether the provision of services by BDO Seidman, LLP that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining BDO Seidman, LLP’s independence.

        The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent auditor to the company and any of its affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

        In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by the Company at the time of engagement to be non-audit services, (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by the Company to the independent auditor during a fiscal year, (3) the services are promptly brought to the attention of the Audit Committee, and (4) the approval is given prior to the completion of the audit. The Chief Financial Officer is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by the Company at the time of engagement to be non-audit services.

OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC. /s/ Carl C. Gregory, III —————————————— Carl C. Gregory, III President and Chief Executive Officer

March 30, 2004

APPENDIX I

ENCORE CAPITAL GROUP, INC.
1999 EQUITY PARTICIPATION PLAN

Adopted Effective July 7, 1999
Initially Approved by Stockholders June 21, 1999
Amended and Restated Effective September 10, 2002
Amendments Approved by Stockholders October 24, 2002
Further Amendments Approved by Stockholders _____________, 2004
Termination Date June 20, 2009

1.     PURPOSE AND HISTORY OF PLAN

    (a)        Purpose of Plan. The purpose of this 1999 Equity Participation Plan (the “Plan”) of Encore Capital Group, Inc. (the “Company”) is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in owning stock of the Company by selected officers, directors, and employees of, and consultants to, the Company and its subsidiaries and affiliates, as defined in Section 4 (“Eligible Participants”), and who are important to the success and growth of the business of the Company and its subsidiaries, and (ii) assisting the Company to secure and retain the services of such persons. Notwithstanding the foregoing, the term “Eligible Participants” shall not include a non-natural person unless the grant of Options to such non-natural person is registered or exempt from registration under applicable securities laws. The Plan provides for granting such persons options (“Options”) for the purchase of shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

    (b)        History of the Plan. The Plan was initially adopted to be effective July 7, 1999, and was approved by its stockholders on June 21, 1999. The original name of the Plan was the MCM Capital Group, Inc. 1999 Equity Participation Plan. The Plan was amended and restated effective as of September 10, 2002, and the amended and restated Plan was approved by the stockholders of the Company on October 24, 2002, to change the name of the Plan to match the name of the Company, increase the share reserve of the Plan, to adopt changes required by applicable state laws, and to adopt other desirable changes to the Plan. The amendments set forth in the amended and restated Plan shall only apply to awards of Options made after the amendment and restatement of the Plan. Options awarded prior to the amendment and restatement of the Plan shall be subject to the terms of the Plan in effect prior to such amendment and restatement except as otherwise expressly provided by the Board or Committee. This document further amends the Plan, subject to the approval of the stockholders of the Company, to increase the share reserve of the Plan.

2.     ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Company (“Board”) or a committee or subcommittee of the Board as may be designated by the Board, upon the affirmative vote of at least two-thirds of the directors then in office, to administer the Plan (the “Committee”). If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“1934 Act”), and (ii) an “outside director” under Code Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued thereunder to the extent Rule 16b-3 and Code Section 162(m) apply to the Company and the Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award that is otherwise validly made under the Plan. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

        The members of the Committee may be changed at any time and from time to time in the discretion of the Board. Subject to the limitations and conditions hereinafter set forth, the Committee shall have authority to grant Options hereunder, to determine the number of Shares for which each Option shall be granted and the Option price or prices and to determine any conditions pertaining to the exercise or to the vesting of each Option. The Committee shall have full power to construe and interpret the Plan and any Plan agreement executed pursuant to the Plan to establish and amend rules for its administration, and to establish in its discretion terms and conditions applicable to the exercise of Options. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

3.     SHARES SUBJECT TO THE PLAN

        The Shares to be transferred or sold pursuant to the exercise of Options granted under the plan shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 11 hereof (relating to adjustments in the number and classes or series of Shares to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be delivered on the exercise of Options shall be Three Million Three Hundred Thousand (3,300,000).1 2 Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 11, the maximum number of Shares with respect to one or more Options that may be granted to any employee under the Plan during any fiscal year of the Company is 500,000.

        If an Option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such Option, the number of Shares previously subject to but not delivered under such Option shall be available for the grant of Options thereafter.

4.     ELIGIBILITY

        Options may be granted from time to time to selected Eligible Participants of the Company or any subsidiary or affiliate, as defined in this Section 4. From time to time, the Committee shall designate those Eligible Participants who will be granted Options and in connection therewith, the number of Shares to be covered by each grant of Options. Persons granted Options are referred to hereinafter as “optionees.” Nothing in the Plan or in any grant of Options pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries or affiliates, nor in any way interfere with the right of the Company or any of its subsidiaries or affiliates to terminate the person’s employment at any time.

        The term “subsidiary” shall mean, at the time of reference, any corporation organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term “affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

5.     CHARACTER OF OPTIONS

        Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Code. Options granted hereunder shall be “non-qualified” stock options subject to the provisions of Section 83 of the Code.

        If an Option granted under the Plan is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes in the Option exercise, with an exercise price equal to the “fair market value” (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates of which the Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted.

[1]	The September 10, 2002 amendment and restatement of the Plan increased the share reserve of the Plan from 1,300,000 shares to 2,600,000 shares. The March 2, 2004 amendment of the Plan further increased the share reserve of the Plan from 2,600,000 shares to 3,300,000 shares.

[2]	California Department of Corporations Regulation section 260.140.45 requires two-thirds shareholder approval if the total shares of stock issuable under the plan may exceed 30% of the total outstanding shares on a fully converted basis.

6.     STOCK OPTION AGREEMENT

        Each Option granted under the Plan shall be evidenced by a written stock option agreement, which shall be executed by the Company and by the person whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Board or the Committee in its sole discretion.

7.     OPTION EXERCISE PRICE

    (a)        Exercise Price Limits. The exercise price per Share to be paid by the optionee on the date an Option is exercised as determined by the Committee shall not be less than eighty-five percent (85%) of the fair market value (as defined below) of one Share on the date the Option is granted, provided, however, that the price shall be one hundred ten percent (110%) of the fair market value (as defined below) in the case of any person who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company or its parent or subsidiary corporations. In no event shall the exercise price of any Share be less than its par value.

    (b)        Fair Market Value. For purposes of this Plan, the “fair market value” as of any date in respect of any Shares shall mean the closing price per Share on such date as determined as follows:

    (1)               If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable.

    (2)               In the absence of such markets for the Shares, the fair market value shall be determined in good faith by the Committee in its sole discretion which determination by the Committee shall be binding and conclusive.

    (3)               To the extent the Plan and the award of Options are subject to the requirements of section 25100 of the California Corporation Code, the value of a Share shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

8.     OPTION TERM

        The period after which Options granted under the Plan may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed ten years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

9.     EXERCISE OF OPTIONS

    (a)        Exercise of Options In General. The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options, shall be determined by the Committee in its sole discretion. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option may be exercised in whole or in part.

    (b)        Vesting of Options. Notwithstanding the foregoing, to the extent that the following restrictions are required by the California Department of Corporation for a permit or by section 260.140.41(f) of the Title 10 of the California Code of Regulations at the time of the grant of the Option, then: (i) Options granted to an employee who is not an officer, director or consultant of the Company, shall provide for vesting of the total number of Shares subject to the Option at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions including but not limited to continued employment; and (ii) Options granted to officers, directors or consultants may be made fully exercisable, subject to reasonable conditions including but not limited to continued employment or service, at any time during any period established by the Board or Committee.

    (c)        Termination of Options. Except as otherwise determined by the Committee at the time of grant or thereafter, the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

    (1)               the expiration of the period of time determined by the Committee upon the grant of such Option; provided that in no event shall such period exceed ten (10) years from the date on which such Option was granted;

(2) in the event of the termination of the optionee’s employment by, or services to, the Company and its subsidiaries, the Option shall terminate as follows:

    (A)                      if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its subsidiaries, or if the optionee is discharged or if his or her services are terminated for cause, then the Option shall terminate immediately upon such termination date;

(B) if such termination is due to the death or disability of the optionee, then the Option shall terminate on the one-year anniversary of the date of death or disability of the optionee; or

    (C)               if such termination is for any other reason including the voluntary or involuntary termination of the optionee’s employment with, or services to, the Company, then the Option shall terminate on the ninetieth (90th) day following the date of termination of the employment or services;

(3) the expiration of such period of time or the occurrence of such event or events as the Committee in its discretion may provide upon the granting thereof.

        The Committee shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee shall be final and conclusive.

    (d)        Exercise By Executor or Administrator. Except as otherwise provided by the Committee at the time of grant or thereafter, in the event of the death of an optionee, Options exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee’s rights under the Options shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option be exercised by anyone after the earlier of (i) the final date upon which the optionee could have exercised it had the optionee continued in the employment of the Company or its subsidiaries to such date, or (ii) one year after the optionee’s death.

    (e)        Method of Exercise and Consideration for Exercise. An Option may be exercised only by a notice in writing complying in all respects with the applicable stock option agreement. Such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an “approved broker”) in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares that have been held by the Optionee for at least six months (at their fair market value on the date of exercise), or by a combination of cash, check and unrestricted Shares (which have been held at least six (6) months), provided, however, that the par value of the Shares shall be paid in cash or unrestricted Shares.

        Payment in accordance with this Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable option agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the optionee’s direction at the time of exercise, provided that the Committee may require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the 1934 Act, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

        Wherever in this Plan or any option agreement an optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).

    (f)        Transferability of Options. Except as otherwise provided in this paragraph, no Option granted under the Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Option is to be passed to beneficiary upon the death of the trustor (settlor), or by gift to an “immediate family” as that term is used in section 260.140.41(d) of Title 10 of the California Code of Regulations, and an Option shall be exercisable during the optionee’s lifetime only by the optionee. The Committee may in the applicable Option agreement or at any time thereafter in an amendment to an Option agreement provide that Options granted hereunder may be transferred with or without consideration by the optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order, or (ii) to one or more of the optionee’s “immediate family” which includes, except as otherwise prohibited by applicable securities laws the optionee’s spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law and includes adoptive relationships (collectively, the “Immediate Family”) (each transferee is hereafter referred to as a “Permitted Transferee”); provided, however, that the optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the optionee in writing that such a transfer would comply with the requirements of the Plan, any applicable Option agreement and any amendments thereto. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transfer of an Option to an entity other than one included in the term “Immediate Family” above at any time if such transfer would be permitted under applicable state and federal securities laws (including but not limited to an applicable state or federal securities law exemption for the Option and the shares of common stock of the Company issuable upon exercise of the Option). The Committee may require as a condition of the transfer of the Option to a trust or by gift that the optionee’s transferee enter into a option transfer agreement provided by, acceptable to, the Company. The terms of an option shall be binding upon a transferee, executor, administrator, heir, successor and assign.

        The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option agreement or any amendment thereto an optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the events of termination of employment by, or services to, the Company under clause (2)(A) of paragraph (c) of Section 9 hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in Section 9.

    (g)        Compliance with Terms of Plan and Applicable Laws. The obligation of the Company to deliver Shares upon such exercise shall be subject to the terms of the Option, the Plan and all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws.

10.     STOCKHOLDER RIGHTS AND OTHER RIGHTS

    (a)        No Stockholder Rights Until Shares Purchased. No optionee shall have any of the rights of a stockholder with respect to any Shares unless and until he or she has exercised his or her Option with respect to such Shares and has paid the full purchase price therefor. An optionee who holds Shares shall be entitled to receive all financial statements to which all stockholders of the Company are entitled to receive.

    (b)        Other Rights. The grant, retention or exercise of an Option shall not be construed to confer any service, employment or other rights on an optionee other than as expressly provided herein.

11.     CHANGES IN SHARES

        In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of Shares which may be delivered pursuant to the Plan (“Plan Shares”), (ii) any dividend or distribution on Plan Shares payable in Shares, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of Shares and the classes of series of such Shares which may be delivered pursuant to the Plan, (b) the number of Shares and the classes or series of Shares subject to outstanding Options, (c) the Option price per Share subject to outstanding Options, and (d) any other provisions of the Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Option as nearly as practicable, equivalent to such Option immediately prior to such change and (ii) no such adjustment shall give any optionee additional benefits under any outstanding Option.

12.     REORGANIZATION

        In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a “Reorganization Event”) or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her Options will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable.

        Whenever deemed appropriate by the Committee, any action referred to in subparagraph (i) above may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 12 shall apply notwithstanding any other provision of the Plan.

13.     WITHHOLDING TAXES

        Whenever Shares are to be delivered under the Plan pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the optionee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan. Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 9 of the Plan, the optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

        Without limiting the generality of the foregoing, (i) the Committee may permit an optionee to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted Shares owned by the optionee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the optionee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the 1934 Act; and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised); provided that such withholding shall be based on the minimum statutory withholding rates for federal and state purposes, including payroll taxes, that are applicable to such supplemental taxable income.

14.     AMENDMENT AND DISCONTINUANCE

        The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation, or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, statutory, regulatory or stock exchange requirement applicable to the Company and the Plan; and provided further that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any optionee or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected optionee, holder, or beneficiary.

15.     APPLICABLE LAWS

        The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

16.     GOVERNING LAWS

        The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware, to the extent such law is not superseded by or inconsistent with Federal law.

17.     EFFECTIVE DATE AND DURATION OF PLAN

        The Plan was approved by the stockholders of the Company as of June 21, 1999, and became effective upon the closing (the “Closing”) of the initial public offering of the Company’s Shares pursuant to Registration Statement No. 333-77483 filed with the Securities and Exchange Commission. The term during which Options may be granted under the Plan shall expire on the day preceding the tenth anniversary of the date of the initial approval of the Plan by the stockholders of the Company.

18.     AMENDMENTS TO AGREEMENTS

        Notwithstanding any other provision of the Plan, the Committee may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.

APPENDIX II

ENCORE CAPITAL GROUP, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Amended through February 9, 2004

  Purpose

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the Company's financial statements provided to stockholders, debtholders, the public and others, (ii) the Company's system of internal controls regarding finance, accounting, legal compliance and ethical behavior and (iii) the Company's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

        In meeting its responsibilities, the Audit Committee is expected to:

  serve as an independent and objective party to review the Company's financial reporting process and internal controls system;
  review and appraise the audit activities of the Company's independent auditors; and
  provide an open avenue of communication among the independent auditors, management and the Board of Directors.

        Without limiting the foregoing, and in recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Audit Committee has the sole authority and responsibility to select, evaluate, oversee, determine the compensation of and, where appropriate, replace the independent auditors and/or nominate the independent auditors for stockholder approval, and to resolve disagreements between management and the independent auditor regarding financial reporting issues. The Audit Committee shall consult with management and the Board of Directors, but shall not delegate these responsibilities.

        The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated under the heading “Responsibilities and Duties” in this Charter. In carrying out its responsibilities, the Audit Committee has the authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) to retain independent legal, accounting and other consultants to advise the Audit Committee, at Company expense, as it deems necessary.

  Organization

        The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director (as defined by all applicable Nasdaq and SEC rules and regulations) and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director’s independent judgment as a member of the Audit Committee.

        All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall qualify as an “audit committee financial expert,” as defined in Regulation S-K Item 401(h). Members of the Audit Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the previous three (3) years.

  Meetings

        The Audit Committee shall meet as circumstances require. The Audit Committee may require any officer or employee of the Company or its subsidiaries, the Company’s independent auditors or outside counsel or others to attend its meetings or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the Company’s independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

  Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Review with financial management and the Company’s independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of such statements with the Securities and Exchange Commission. This review should include a discussion of the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

2.	Review with financial management and the Company’s independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the independent auditors’ review of the quarterly financial statements (including a review of the matters included in the paragraph immediately above), prior to the submission of such statements to the Securities and Exchange Commission or the public. The Chairman of the Audit Committee or any subcommittee of the Audit Committee may represent the entire Audit Committee for the purpose of this review.

3.	Review the performance of the independent auditors and make determinations regarding the appointment, replacement or rotation of the independent auditors.

4.	On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have or have had during the current year with the Company to determine the independent auditors’ continued independence. In connection with the foregoing, the Audit Committee shall request that the independent auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships (consistent with Independence Standards Board Standard 1), shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the independent auditors’ independence.

5.	At least annually, obtain and review a report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.	Review and reassess the adequacy of the Audit Committee’s Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

7.	Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its independent auditors, and establish policies and procedures for the pre-approval of such services, including the fees and terms thereof. All non-audit services permitted pursuant to law to be provided by the independent auditors must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Company the authority to grant pre-approvals as required by this item, provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

8.	Prepare any reports of the Audit Committee required by applicable securities laws or Nasdaq listing requirements or rules to be included in any proxy statements, information statements or other documents, and approve disclosures required to be included in periodic filings with the Securities and Exchange Commission with respect to audit, audit-related and non-audit services, and reports and attestations regarding internal controls.

9.	Review with the independent auditors their audit plan, the scope of their audit, the auditors’ report and their recommendations.

10.	Discuss with the independent auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards (particularly Statement on Auditing Standards No. 61), securities laws or Nasdaq listing requirements or rules.

11.	Review and discuss with management and the Company’s independent auditors the integrity of the Company’s financial reporting process.

12.	Review and discuss with management and the Company’s independent auditors the quality and adequacy of the Company’s internal accounting controls. Review and discuss with management and the Company’s independent auditors any material communications between them, including any management letter.

13.	Review and discuss reports from the independent auditors concerning all critical accounting policies and practices used by the Company and alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor.

14.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	Discuss with the independent auditors whether they are aware of any action by any officer, director, or person acting under their direction that would violate Rule 13b2-2(b)(1) under the Securities Exchange Act of 1934, which prohibits improper influence on the conduct of audits.

16.	Review and approve (a) any change or waiver in the Company’s code of ethics for directors, executive officers, including the president and chief executive officer, the chief operating officer, the general counsel and senior financial officers (including the chief financial officer and chief accounting officer) and (b) any public disclosure made regarding such change or waiver.

17.	Review and approve related-party and conflict of interest transactions.

18.	Review, at least annually, with management, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any material pending or threatened litigation, and any legal, accounting, regulatory or compliance matters that could have a significant impact on the Company’s financial position or results of operations.

19.	Report regularly to the full Board of Directors and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements or the performance and independence of the Company’s independent auditors.

20.	Establish policies for the hiring of employees and former employees of the Company’s independent auditors.

21.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

* * *

        While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices or to define the standards to be used in the preparation of the Company’s financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Conduct. The Audit Committee may rely, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles and the corresponding reports of the independent auditors prepared in connection with their reviews and audits. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

ENCORE CAPITAL GROUP, INC.
Annual Meeting of Stockholders –May 5, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Carl C. Gregory, III, Barry R. Barkley and J. Brandon Black proxies with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of common stock of Encore Capital Group, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the Hyatt Regency La Jolla, 3777 La Jolla Village Dr., San Diego, California 92122, on May 5, 2004, beginning at 1:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

This proxy revokes any and all other proxies heretofore given by the undersigned.

(continued and to be signed on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF
ENCORE CAPITAL GROUP, INC.
May 5, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
-OR-	ACCOUNT NUMBER
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you call.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE [X]

1.     ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES	NOMINEES: ° Raymond Fleming ° Carl C. Gregory, III ° Neville J. Katz ° Eric D. Kogan ° Alexander Lemond ° Richard A. Mandell ° Peter W. May ° Nelson Peltz ° Robert M. Whyte
[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ] FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	APPROVAL OF AMENDMENT TO 1999 EQUITY PARTICIPATION PLAN

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.	[ ]
Please check the box at right if you plan to attend the meeting	[ ]

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.
Please sign exactly as your name or names appear on this
Proxy. When shares are held jointly, each holder should
sign. When signing as, executor, administrator, attorney,
trustee or guardian, please give full title as such. If the
signer is a corporation, please sign full corporate name by
duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by
authorized person.
________________________ Signature of Stockholder	___________ Date
________________________ Signature of Stockholder	___________ Date